                                                                  Exhibit 10.47
                             TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT (this "Agreement"), dated as of December 13,
                                       ----------
2001, is by and between CarrAmerica Realty Corporation, a Maryland corporation ("Carr"), and Security Capital Group Incorporated, a Maryland corporation
  ----
("Security Capital").
  ----------------

     WHEREAS, Security Capital had been the beneficial owner of 28,603,417 shares of Carr common stock, $.01 par value per share, and pursuant to that certain Purchase and Sale Agreement dated as of November 15, 2001 Security Capital sold to Carr 9,200,000 of such shares;

     WHEREAS, Security Capital has requested that Carr file, and pursuant to such request Carr has filed, a registration statement on Form S-3 with respect to the Security Capital's remaining 19,403,417 shares of Carr;

     WHEREAS, Carr has filed a prospectus supplement relating to the sale of 16,872,537 shares pursuant to an underwritten public offering (the "Offering"),
                                                                    --------
which also includes the grant of an option to the underwriters to purchase up to an additional 2,530,880 shares to cover overallotments (the "Overallotment
                                                                -------------
Option")
------

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Termination of Agreements. Effective on the closing of the Offering,
   -------------------------
   irrespective of whether the Overallotment Option is exercised, and without further action by the parties hereto, all agreements and understandings between Security Capital or any of its affiliates on the one hand and Carr or any of its affiliates on the other hand, shall be immediately terminated and be of no force and effect, provided however, that notwithstanding the preceding, the following agreements shall remain in effect: (a) this Agreement, (b) the Registration Rights Agreement, dated as of April 30, 1996, by and among Security Capital U. S. Realty ("US Realty"), Security
                                                      ---------
   Capital Holdings SA ("Holdings") and Carr, and to which Security Capital
                         --------
   (both as to itself and as successor to all the rights of USRealty and Holdings under the Strategic Alliance Agreement) has become party as a result of the transactions between Security Capital, USRealty and Holdings and the consent granted by Carr pursuant to that certain letter agreement dated July 28, 2000 between Carr and Security Capital (the "Registration
                                                               ------------
   Rights Agreement") (including without limitation the provisions with respect
   ----------------
   to indemnification and allocation of registration expenses) and (c) that certain Underwriting Agreement between Goldman, Sachs & Co., Security Capital, Carr and the other underwriters listed on Schedule 1 thereto, dated as of December 13, 2001 (the "Underwriting Agreement").
                                 ----------------------

2. Resignation of Directors. Effective on the closing of the Offering,
   ------------------------
   irrespective of whether the Overallotment Option is exercised, Security Capital shall cause the resignation of William D. Sanders, C. Ronald Blankenship, and Caroline S. McBride (the "Security Capital Nominees")
                                              -------------------------
   from the Board of Directors of Carr, such resignations to be effective on the closing of the Offering.

3. Financial Statements/Cooperation. Carr agrees to deliver, and to cause its
   --------------------------------
   advisors, representatives and agents to deliver, to Security Capital, as soon as reasonably practicable, after December 31, 2001, such financial and other information with respect to 2001 as Security Capital may reasonably request for Security Capital to comply with its reporting obligations under applicable securities laws, including without limitation, causing its auditors to provide their written consent to the inclusion of Carr financial information in Security Capital securities filings.

4. Ownership Limit. Effective on the closing of the Offering, Security Capital
   ---------------
   agrees that (i) it waives any rights that it may have to be subject to the Special Shareholder Limit (as that term is defined in Carr's articles of incorporation, as amended (the "Carr Charter")), and it shall be subject to the Ownership Limit (as that term is defined in the Carr Charter) in effect from time to time with respect to Carr's capital stock, and (ii) Security Capital consents to, and will vote any shares of common stock owned or controlled by it in favor of, any amendment by Carr of the Carr Charter that would (a) increase the Ownership Limit to 9.8% and/or (b) delete references to the Special Shareholder Limit.

5. Confidentiality. Security Capital agrees that all information previously
   ---------------
   provided to it pursuant to the Stockholders Agreement, dated as of April 30, 1996, by and among US Realty, Holdings and Carr, and to which Security
                      -------------------
   Capital (both as to itself and as successor to all the rights of USRealty and Holdings under the Strategic Alliance Agreement) has become party as a result of the transactions between Security Capital, USRealty and Holdings and the consent granted by Carr pursuant to that certain letter agreement dated July 28, 2000 between Carr and Security Capital, and all information provided to Security Capital pursuant to Section 3 of this Agreement, shall be kept confidential, and Security Capital shall not disclose such information to any persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of Security Capital who reasonably need to have access to the information and who are advised of the confidential nature of such information; provided, however, the foregoing obligation of Security Capital shall not
   (a) relate to any information that (i) is or becomes generally available other than as a result of unauthorized disclosure by Security Capital or by persons to whom Security Capital has made such information available, or
   (ii) is or becomes available to Security Capital on a nonconfidential basis from a third party that is not, to Security Capital's knowledge, bound by any other confidentiality agreement with the Company, or (b) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

6. Indemnification Obligations. The parties agree that, with regard to the
   ---------------------------
   Underwriting Agreement, it is each their understanding and intent that nothing contained in Section 6 (Indemnification) of the Underwriting Agreement shall in anyway modify or amend the Registration Rights Agreement, including without limitation, the respective rights and obligations of each of Security Capital and Carr under Section 8 (Indemnification) thereunder.

7. Successors and Assigns. This Agreement shall be binding upon, and inure to
   ----------------------
   the benefit of, the parties hereto and their respective heirs, personal representatives, successors, assigns and affiliates

8. Notices. Any notice or other communication provided for herein or given
   -------
   hereunder to a party hereto shall be in writing and shall be given by delivery, by telex, telecopier or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

        If to Carr:

                  CarrAmerica Realty Corporation
                  1850 K Street, N. W.
                  Washington, District of Columbia 20006
                  Attention:    Linda A. Madrid, Esq.
                  Facsimile:    (202) 729-1160

                  with a copy to:

                  Hogan & Hartson L.L.P.
                  Columbia Square
                  555 Thirteenth Street, N. W.
                  Washington, D. C. 20004-1109
                  Attention:    J. Warren Gorrell, Jr., Esq.
                  Facsimile:    (202) 637-5910

        If to Security Capital:

                  Security Capital Group Incorporated
                  125 Lincoln Avenue
                  Santa Fe, New Mexico 87501
                  Attention:    Jeffrey A. Klopf, Esq.
                  Facsimile:    (505) 988-8920

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52(nd) Street
                  New York, New York 10019
                  Attention:    Adam O. Emmerich, Esq.
                  Facsimile:    (212) 403-2000

   or to such other address with respect to a party as such party shall notify the other in writing.

10. Entire Agreement. This Agreement constitutes the entire agreement with
    ----------------
    respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates.

12. Captions. The Section and Paragraph captions herein are for convenience of
    --------
    reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

13. Counterparts. This Agreement may be executed in one or more counterparts,
    ------------
    each of which shall be deemed an original but all of which shall constitute one and the same instrument.

14. Governing Law. This Agreement shall be governed by, and construed and
    -------------
    enforced in accordance with, the laws of the State of Maryland.

15. No Presumption Against Drafter. Each of the parties hereto has jointly
    -------------------------------
    participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first executed.

                                            CARRAMERICA REALTY CORPORATION

                                            By:/s/ Linda Madrid
                                                Name:
                                                Title:

                                            SECURITY CAPITAL GROUP INCORPORATED

                                            By:/s/ C. Ronald Blankenship
                                                Name:
                                                Title: